As filed with the Securities and Exchange Commission on April 14, 1997
                                          Registration No. 333-
======================================================================


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                ---------------------------------------
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                ---------------------------------------
                      NORTHERN TRUST CORPORATION
        (Exact name of registrant as specified in its charter)


        DELAWARE                             36-2723087
(State or other jurisdiction of              (I.R.S. employer
incorporation or organization)               identification no.)


                      Fifty South LaSalle Street
                        Chicago, Illinois 60675

     (Address of principal executive offices, including zip code)

                      NORTHERN TRUST CORPORATION
              1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                       (Full title of the plan)

                           PETER L. ROSSITER
        Executive Vice President, General Counsel and Secretary
                      Fifty South LaSalle Street
                        Chicago, Illinois 60675

                (Name and address of agent for service)

                            (312) 444-3716

     (Telephone number, including area code, of agent for service)

                ---------------------------------------

                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                        Proposed                Proposed
                                                  Amount                 maximum                 maximum
   Title of Securities to be Registered            to be             offering price             aggregate            Amount of
                                                registered              per share            offering price      registration fee
Common Stock, $1.66-2/3  par value per            24,000              $38.9375 (1)            $934,500 (1)          $283.18 (1)
share (including associated Preferred             shares
Stock Purchase Rights)
-----------------------------------------------------------------------------------------------------------------

(1) Computed on the basis of the average of the high and low sales prices of the Common Stock reported on The Nasdaq Stock Market on April 8, 1997 pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) The Annual Report on Form 10-K of Northern Trust Corporation (the "Registrant") for the fiscal year ended December 31, 1996;

     (b) All other reports filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year referred to in (a) above;

     (c) The description of the Registrant's Common Stock contained in a registration statement filed pursuant to Section 12 of the 1934 Act, and any amendment or report filed for the purpose of updating such description, including Exhibit 99 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; and

     (d) The description of the Registrant's Preferred Stock Purchase Rights contained in Registrant's registration statement on Form 8-A, filed with the Securities and Exchange Commission (the "Commission") on October 30, 1989, as amended by Amendment No. 1 on Form 8 filed with the Commission on November 6, 1989.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Peter L. Rossiter, Executive Vice President, General Counsel and Secretary of the Registrant, has furnished the opinion attached as Exhibit
5 to this registration statement with respect to the validity of the securities being registered hereunder. As of April 1, 1997, Mr. Rossiter beneficially owned 105,897 shares of Common Stock of the Registrant, which includes 98,970 shares issuable pursuant to stock options exercisable within the next 60 days.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law and Article Eighth of the Corporation's Restated Certificate of Incorporation provide for indemnification of the Corporation's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The general effect of these provisions is to provide that the Corporation shall indemnify its directors and officers against all liabilities and expenses reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Corporation. With respect to legal proceedings by or in the right of the Corporation in which a director or officer is adjudged liable for improper performance of his duty to the Corporation, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Corporation has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the 1933 Act, and the Corporation has entered into insurance maintenance agreements with its directors under which the Corporation is obligated to maintain insurance coverage for directors at certain levels for specified periods.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The Exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

ITEM 9.  UNDERTAKINGS.

     (a)    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to

Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 11, 1997.

                           NORTHERN TRUST CORPORATION
                           (Registrant)

                           By:  /s/ Perry R. Pero
                                   --------------------------
                                    Perry R. Pero
                                    Senior Executive Vice President
                                     and Chief Financial Officer


  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE                        TITLE                                   DATE
          ---------                        -----                                   ----

William A. Osborn*                       Chairman and Chief Executive        April 11, 1997
----------------------                   Officer
William A. Osborn


/s/ Perry R. Pero                        Senior Executive Vice President and April 11, 1997
----------------------                   Chief Financial Officer
    Perry R. Pero


/s/ Harry W. Short                       Senior Vice President and           April 11, 1997
----------------------                   Controller (Chief Accounting
    Harry W. Short                       Officer)


Dolores E. Cross*                          Director                          April 11, 1997
----------------------
Dolores E. Cross


Robert S. Hamada*                          Director                          April 11, 1997
----------------------
Robert S. Hamada



Barry G. Hastings*                         Director                          April 11, 1997
----------------------
Barry G. Hastings


Robert A. Helman*                          Director                          April 11, 1997
----------------------
Robert A. Helman


Arthur L. Kelly*                           Director                          April 11, 1997
----------------------
Arthur L. Kelly

Robert D. Krebs*
----------------------                     Director                          April 11, 1997
Robert D. Krebs


Frederick A. Krehbiel*                     Director                          April 11, 1997
----------------------
Frederick A. Krehbiel


William G. Mitchell*                       Director                          April 11, 1997
----------------------
William G. Mitchell


Edward J. Mooney*                          Director                          April 11, 1997
----------------------
Edward J. Mooney


Harold B. Smith*                           Director                          April 11, 1997
----------------------
Harold B. Smith


William D. Smithburg*                      Director                          April 11, 1997
----------------------
William D. Smithburg


Bide L. Thomas*                            Director                          April 11, 1997
----------------------
Bide L. Thomas

*By /s/ Perry R. Pero
    ------------------
        Perry R. Pero
        Attorney-in-Fact
        (Pursuant to Powers of Attorney
        filed as Exhibits to this
        Registration Statement)

                             EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

4.1              Restated Certificate of Incorporation
                 (Incorporated by reference to Exhibit
                 3(i) of the Registrant's Annual Report
                 on Form 10-K for the year ended
                 December 31, 1996)

4.2              By-laws, as amended
                 (Incorporated by reference to Exhibit
                 3(ii) of the Registrant's Annual Report
                 on Form 10-K for the year ended
                 December 31, 1996)

5                Opinion of Counsel

23.1             Consent of Counsel
                 (Contained in its opinion filed
                 as Exhibit 5)

23.2             Consent of Independent Public Accountants

24               Powers of Attorney